Exhibit 99.1

CHARDAN SOUTH CHINA ACQUISITION CORPORATION
SPECIAL MEETING OF STOCKHOLDERS
__________, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS OF CHARDAN SOUTH CHINA ACQUISITION CORPORATION

The undersigned stockholder of Chardan South China Acquisition Corporation, a Delaware corporation (“Chardan”), revoking all prior proxies, hereby appoints Richard D. Propper with the full power and authority to act as proxy of the undersigned, with full power of substitution, to vote all shares of common stock which the undersigned may be entitled to vote at the special meeting of stockholders of Chardan to be held at Chardan’s offices at 625 Broadway, Suite 1111, San Diego, California, 92101 at __ a.m. Pacific Time on ________________, 2007, and at any adjournment or postponement thereof, on the matters set forth in this proxy and described in the Proxy Statement, and in their discretion with respect to such other matters as may be properly brought before the meeting or any adjournments or postponements thereof:

1.
To approve an amendment to the geographic limitation in Chardan’s certificate of incorporation to permit Chardan to enter into a business combination with an operating business that has its principal operating facilities located anywhere within the People's Republic of China.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Our Board of Directors unanimously recommends that you vote FOR approval of this proposal.

2.
To approve the Stock Purchase Agreement, dated as of April 14, 2007 by and among Chardan and the sole holder of the issued and outstanding common stock of Head Dragon Holdings Limited, a Hong Kong holding company that owns or controls operating companies in the People’s Republic of China collectively known as Liaoning GaoKe Energy Group (“GaoKe”), and the transactions contemplated thereby, pursuant to which Chardan will purchase all of the outstanding securities of GaoKe held by GaoKe’s sole stockholder.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Our Board of Directors unanimously recommends that you vote FOR approval of this proposal.

3.
To approve the merger of Chardan into its wholly owned subsidiary China Energy Technology Limited (“CETL”), formed under the laws of the British Virgin Islands, for the purposes of reincorporation and redomestication of Chardan to the British Virgin Islands, as part of the acquisition of GaoKe.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Our Board of Directors unanimously recommends that you vote FOR approval of this proposal.

4.	To approve the Chardan 2007 Equity Plan (the “Plan”)and to reserve an aggregate of [3,000,000] shares of Chardan Common Stock for issuance under the Plan.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Our Board of Directors unanimously recommends that you vote FOR approval of this proposal.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder.

Proxy cards properly executed and returned without direction will be voted “for” the proposals.

Signature must be that of the stockholder himself or herself. If shares are held jointly, each stockholder named should sign. If the stockholder is a corporation, please sign the full corporate name by a duly authorized officer. If the stockholder is a partnership, please sign the partnership name by an authorized person. Executors, administrators, trustees, guardians, attorneys-in-fact, etc., should so indicate when signing.

Dated: _____________, 2007

INDIVIDUAL OR JOINT HOLDER:

___________________________________________
Signature

___________________________________________
Print Name Here

___________________________________________
Signature (if held jointly)

___________________________________________
Print Name Here

CORPORATE OR PARTNERSHIP HOLDER:

___________________________________________
Company Name

By: _______________________________________________

Its: _______________________________________________